POWER OF ATTORNEY

The undersigned director of Principal Life Insurance Company, an Iowa corporation (the "Company"), hereby constitutes and appoints D. D. Strable-Soethout, J. M. Pitz and G. Djurasovic, and each of them (with full power to each of them to act alone), the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution to each, for and on behalf and in the name, place and stead of the undersigned, to execute and file any of the documents referred to below relating to registration under the Securities Act of 1933 with respect to the following Principal Life Insurance Company variable annuity contracts:

Personal Variable Annuity	File No. 33-44565
Premier Variable Annuity	File No. 33-44670
Principal Freedom Variable Annuity	File No. 333-63401
Principal Freedom 2 Variable Annuity	File No. 333-128079
Principal Investment Plus Variable Annuity	File No. 333-116220
Principal Investment Plus Variable Annuity (Applications Signed On or After 08/01/2013)	File No. 333-188293
Principal Lifetime Income Solutions	File No. 333-171650
Principal Lifetime Income Solutions II Variable Annuity	File No. 333-213890
Principal Pivot Series Variable Annuity	File No. 333-197214
Principal Variable Annuity (Flexible Variable Annuity)	File No. 033-74232
Principal Variable Annuity (Flexible Variable Annuity with Purchase Payment Credit Rider)	File No. 333-40254

with premiums received in connection with such contracts held in the Principal Life Insurance Company Separate Account B (File #811-02091) on Form N-4 or other forms under the Securities Act of 1933, and any and all amendments thereto and reports thereunder with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and his or her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director has hereunto set his hand this 21st day of April, 2025.

/s/ D. J. Houston
_____________________________________
D. J. Houston